Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kevin S. Wilson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Heska Corporation on Form 10-Q for the quarter ended June 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Heska Corporation, to the best of my knowledge.

Dated: August 8, 2022	By:	/s/ Kevin S. Wilson
	Name:	KEVIN S. WILSON
	Title:	Chief Executive Officer and President

I, Catherine Grassman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Heska Corporation on Form 10-Q for the quarter ended June 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Heska Corporation, to the best of my knowledge.

Dated: August 8, 2022	By:	/s/ Catherine Grassman
	Name:	CATHERINE GRASSMAN
	Title:	Executive Vice President, Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Heska Corporation and will be retained by Heska Corporation and furnished to the Securities and Exchange Commission or its staff upon request.